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                                  EXHIBIT F

                   RELEASE OF IRREVOCABLE PROXY FOR VOTING
                SHARES OF COMMON STOCK OF HANOVER DIRECT, INC.



        Reference is made to the proxy (the "Proxy"), dated June 1, 1998, in which Evansville Limited ("Evansville") appointed Richemont Finance S.A. ("Richemont") and its authorized directors and officers, and each of them, proxies of Evansville, with full power of substitution, to vote 4,289,000 shares (reflecting adjustments to date and subject to further adjustment as provided in the Proxy) of common stock, par value $.66-2/3 per share (the "Common Stock"), of Hanover Direct, Inc., a Delaware corporation.



For the benefit of Evansville, the undersigned hereby surrenders, terminates and releases the Proxy and agrees that it is of no further force and effect.



                                            RICHEMONT FINANCE S.A.

                                            By: /s/ Eloy Michotte
                                                _________________________
                                                Name:   Eloy Michotte
                                                Title:
                                                Dated:  December 19, 2001

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